Exhibit 99:

PRESS RELEASE

FOR IMMEDIATE RELEASE

Southern Community Financial Corporation Receives Clean Opinion
on Internal Financial Controls

Winston-Salem, North Carolina, April 29, 2005 – Southern Community Financial Corporation filed an amendment to its 2004 annual report on Form 10-K today stating that the company received a clean (unmodified) opinion from their external auditors on Sarbanes-Oxley 404 Controls. The filing was required to report the results of management’s evaluation and that of the external auditors pertaining to internal controls over financial reporting.

F. Scott Bauer, Chairman and CEO, commented: “We are pleased to have this affirmation and assurance to our shareholders that we have sound controls over our financial reporting.”

     Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank, with eighteen banking offices throughout the Piedmont Triad region of North Carolina.

     Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

     This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For additional information:
F. Scott Bauer, Chairman/CEO
336/768-8500